Exhibit 4.1
AMENDMENT NO. 1
          AMENDMENT NO. 1, dated as of November 6, 2009 (this “Amendment”), by and among Revlon Consumer Products Corporation (the “Company”) and Citicorp USA, Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Company has requested that the Administrative Agent, on behalf of the Lenders, enter into this Amendment to amend the Term Loan Agreement, dated as of December 20, 2006 among the Company, the Administrative Agent and the Lenders (as amended, modified, or otherwise supplemented from time to time, the “Credit Agreement”), as set forth herein;
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
          2. Amendments. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by (i) deleting the definitions “Incremental Term Loans”, “Term Facility Increase”, “Term Facility Increase Date”, “Term Facility Increase Notice” in their entirety and (ii) inserting the following definitions among the existing definitions set forth in such section in the appropriate alphabetical order:
          “Permitted Second Lien Financing” shall mean secured Indebtedness of the Company or any Subsidiary that (a) shall have a third lien on the Multi-Currency Collateral, junior to the Liens securing the Multi-Currency Payment Obligations and the Liens securing the Payment Obligations, (b) shall have a second lien on the Term Loan Collateral, junior to the Liens securing the Payment Obligations and pari passu with the Liens securing the Multi-Currency Payment Obligations, (c) shall be subject to an intercreditor agreement substantially in the form of Exhibit S (with such changes thereto as are reasonably acceptable to the Administrative Agent), (d) shall meet the requirements for refinancing Indebtedness contained in the proviso to Section 11.2(b) (other than clause (iv) thereof), and (e) has no scheduled installments of principal thereof (including at final maturity) due prior to the date that is 91 days after the Term Loan Maturity Date (as in effect at the time such Indebtedness is incurred).
          (b) Section 2.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          Section 2.6 [Reserved.]
          (c) Section 9.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          Section 9.2 [Reserved.]
          (d) Section 11.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “Indebtedness under the Senior Notes Indenture in respect of the Existing Senior Notes and Indebtedness under the Subordinated Notes Indenture, and any Indebtedness resulting from the refinancing of any such Indebtedness, or the refinancing of any of the Term Loans in whole or in part (subject to the payment of any applicable Prepayment Fee); provided, however, that (i) the primary obligor with respect to any such refinancing Indebtedness is the same as the primary obligor on the Indebtedness refinanced thereby and (except in the case of any Permitted Second Lien Financing or Permitted Third Lien Financing) any contingent obligor of such refinancing Indebtedness was or would have been required to be a contingent obligor of the Indebtedness refinanced thereby (except to the extent that such primary obligor and/or contingent obligor may be substituted by a new primary obligor or contingent obligor, as the case may be, which has no material assets other than assets which, immediately prior to such substitution, constituted the assets of the original primary obligor and/or contingent obligor), (ii) the aggregate principal amount of any such refinancing Indebtedness, minus the aggregate amount of any underwriting discounts and original issue discount with respect thereto (provided that the amount that may be so deducted in respect of original issue discount for purposes of this clause (ii) shall not exceed an amount equal to 5% of the face amount of such refinancing Indebtedness), do not exceed the sum of the principal amount of the Indebtedness refinanced thereby plus any premium and accrued but unpaid interest actually paid thereon in connection with such refinancing plus reasonable costs and expenses (including any fees paid for consents required thereby) incurred in connection with such refinancing, (iii) the interest rate applicable to such refinancing Indebtedness (taking account of any original issue discount) shall not be less favorable to the obligor than it would obtain in an arm’s length transaction with a Person that is not an Affiliate thereof and shall be based upon the prevailing market conditions at the time of such refinancing, (iv) except in connection with a Permitted Second Lien Financing, such refinancing Indebtedness does not have any scheduled installments of principal thereof (including at final maturity) due prior to the date that is six months after the Term Loan Maturity Date (as in effect at the time such refinancing Indebtedness is incurred), (v) with respect to each issue of refinancing Indebtedness in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate, either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than the provisions contained in and otherwise consistent with market terms of agreements governing comparable Indebtedness of similar companies in the high yield market at the time of such refinancing and do not violate any other provisions of this Agreement, provided, that a certificate of a Responsible Officer delivered to the Administrative Agent with reasonable prior notice before the incurrence of such refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and the requirement under clause (iii) above, or (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Administrative Agent, (vi) if the Indebtedness being refinanced is Indebtedness under the Subordinated Notes Indenture, such refinancing Indebtedness shall be either (A) unsecured and subordinated to the Payment Obligations on terms that are reasonably satisfactory to the Administrative Agent (it being understood that subordination terms substantially similar to those applicable to the Subordinated Notes are deemed to be satisfactory) or (B) pursuant to a Permitted Third Lien Financing, (vii) if the Indebtedness being refinanced is Indebtedness under the Senior Notes Indenture or any Permitted Second Lien Financing, such refinancing Indebtedness shall be either (A) unsecured or (B) pursuant to a Permitted Second Lien Financing or a Permitted Third Lien Financing and (viii) except to the extent permitted otherwise in clause (vii) above, such refinancing Indebtedness shall be unsecured unless pursuant to a Permitted Third Lien Financing

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(and, for the avoidance of doubt, no Indebtedness may be refinanced with a Permitted Second Lien Financing other than the Existing Senior Notes or any refinancing thereof pursuant to clause (vii) above);”
          (e) Section 11.3(r) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Liens securing any Permitted Second Lien Financing or Permitted Third Lien Financing.”
          (f) Section 14.1(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          (i) [Reserved.]
          (g) The Credit Agreement is hereby amended to add Exhibit I to this Amendment as Exhibit S to the Credit Agreement.
          3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the “Effective Date”):
          (a) The Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Company and the Administrative Agent, (ii) the Consent and Affirmation, in the form attached hereto as Annex A, duly executed and delivered by each of the Guarantors, and (iii) Lender Consents, in the form attached hereto as Annex B (the “Lender Consent”), duly executed and delivered by Lenders constituting the Required Lenders.
          (b) The Administrative Agent shall have received certified copies of resolutions of the Board of Directors of the Company and each Guarantor approving the execution, delivery and performance of this Amendment and the other documents to be executed in connection herewith.
          (c) The Administrative Agent shall have received from the Company, for the ratable benefit of the Lenders that have delivered a Lender Consent on or prior to 12:00 p.m. (New York time) on November 6, 2009, an amendment fee equal to 0.50% of each such Lender’s Commitment Percentage of the outstanding principal amount of the Term Loans on the Effective Date.
          (d) Prior to and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.
          (e) No Default or Event of Default shall have occurred and be continuing on the date hereof prior to or after giving effect to this Amendment.
          4. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the date hereof, both prior to and after giving effect to this Amendment, that:

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          (a) (i) The Company has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by the Company and (iii) this Amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
          (b) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.
          (c) No Default or Event of Default has occurred and is continuing.
          5. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Company shall continue to be bound by all of such terms and provisions. This Amendment is limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same provisions for any other date or purpose.
          6. Expenses. The Company agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and all other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent.
          7. Consents. Subject to the satisfaction of the conditions set forth herein and in reliance upon the representations, warranties, covenants and acknowledgments set forth herein, in the event the Company incurs Indebtedness that constitutes a Permitted Second Lien Financing to refinance the Existing Senior Notes, the Lenders constituting the Required Lenders hereby consent (i) to the amendment and restatement of the Intercreditor Agreement substantially in the form attached hereto as Exhibit I (with such changes thereto reasonably acceptable to the Administrative Agent) and (ii) to such amendments to the Security Documents and additional amendments to the Intercreditor Agreement as the Administrative Agent, the Collateral Agent and the Company shall reasonably determine to be necessary or appropriate to cause such Indebtedness to be secured by the Collateral with the priority contemplated by the definition of Permitted Second Lien Financing. For the avoidance of doubt, the Lenders constituting the Required Lenders hereby confirm that (a) the Existing Senior Notes may continue to be outstanding following the issuance of the Indebtedness incurred to refinance them for a period not to exceed 60 days (or such later date as the Administrative Agent may agree) after such issuance so long as arrangements in form and substance reasonably satisfactory to the Administrative Agent shall have been made for (i) a tender offer for the purchase of the Existing Senior Notes and/or (ii) a mailing of a notice of redemption described in Section 3.3 of the Senior Notes Indenture, and (b) in connection therewith, the Company may elect to make the deposit described in Section 8.2(i) of the Senior Notes Indenture.
          8. Choice of Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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          9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
          10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
          11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          12. Loan Document. This Amendment is a Loan Document.
          13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ STEVEN BERNS
Name:	Steven Berns
Title:	Executive Vice President, Chief Financial
Officer and Treasurer
[Signature Page to Amendment No. 1]

CITICORP USA, INC., as Administrative Agent

By:	/s/ DAVID LELAND
Name:	David Leland
Title:	Vice President
[Signature Page to Amendment No. 1]

ANNEX A
CONSENT AND AFFIRMATION
Each Guarantor hereby consents to the Amendment No. 1 (the “Amendment”) to which this Consent and Affirmation is attached and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the Loan Documents (as amended and otherwise expressly modified by the Amendment) to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.
Consented to and agreed as of
the date of the Amendment:
REVLON, INC.
REVLON CONSUMER PRODUCTS CORPORATION
ALMAY, INC.
CHARLES OF THE RITZ GROUP LTD.
CHARLES REVSON INC.
COSMETICS & MORE INC.
NORTH AMERICA REVSALE INC.
PPI TWO CORPORATION
REVLON CONSUMER CORP.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PRODUCTS CORP.
REVLON REAL ESTATE CORPORATION
RIROS CORPORATION
RIROS GROUP INC.

By: Name:	/s/ STEVEN BERNS Steven Berns
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

ANNEX B
LENDER CONSENT
Reference is made to the Term Loan Agreement, dated as of December 20, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, as borrower, the Lenders party thereto, Citicorp USA, Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Citicorp USA, Inc., as collateral agent for the Secured Parties. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.
The Company has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in the Amendment No. 1 (the “Amendment”) to which this Lender Consent is attached.
Pursuant to Section 14.1 (Amendments and Waivers) of the Credit Agreement, the undersigned Lender hereby consents to the amendments of, and modifications to, the Credit Agreement contained in the Amendment and authorizes the applicable Administrative Agent to execute the Amendment on its behalf.
Consented to and agreed as of
the date of the Amendment:

[NAME OF LENDER]

By: Name:
Title:

Exhibit I
Second Amended and Restated Intercreditor and
Collateral Agency Agreement